UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 13, 2006

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

Facility Lease

On November 13, 2006, Rainmaker Systems, Inc. entered into a First Amendment to Office Lease (the “Amendment”) with OTR, an Ohio General Partnership, amending the Office Lease dated July 19, 2005 (the “Lease”), with respect to Rainmaker’s premises located at 900 East Hamilton Avenue, Campbell, California. The Amendment, among other things, expands Rainmaker’s premises by an additional 6,543 rentable square feet effective February 1, 2007, and extends the term of the Lease by an additional 15 months to January 31, 2010. As a result of the expanded lease area, Rainmaker will incur up to $130,000 annually in additional rent expense for the remainder of the lease term, bringing total rent expense for the leased premises initially to $401,000 per year and increasing to $441,000 in the final year of the Lease. In addition to base rent, Rainmaker is obligated to pay for its proportionate share of the building’s operating expenses and taxes.

In connection with our acquisition of the assets of ViewCentral reported on our Current Report on Form 8-K filed on September 19, 2006, we will relocate the employees we hired from ViewCentral into the aforementioned expansion space in Campbell, California. We have notified the owner of the building in Mountain View, California, where our ViewCentral operations are located, of our intention to terminate the month-to-month lease.

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Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits

10.1	First Amendment to Office Lease dated November 3, 2006, executed on November 13, 2006, between OTR and Rainmaker Systems, Inc.

10.2	Office Lease dated July 19, 2005, executed on August 4, 2005, between OTR and Rainmaker Systems, Inc. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Rainmaker on August 5, 2005)

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SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

November 17, 2006		/s/ STEVE VALENZUELA
Date		(Signature)

	By:	STEVE VALENZUELA
	Title:	Chief Financial Officer

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